Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal First Quarter 2021

GAAP net revenue grew 54% to $831.3 million, a fiscal first quarter record

GAAP net income per diluted share increased 88% to $0.77

GAAP net cash provided by operating activities for the three-months ended June 30, 2020 increased 310% to $445.4 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the three-months ended June 30, 2020 increased 595% to $324.0 million

Net Bookings grew 136% to $996.2 million, a fiscal first quarter record

Company raises outlook for fiscal year 2021

New York, NY – August 3, 2020 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fiscal first quarter 2021 ended June 30, 2020. In addition, the Company provided its initial outlook for its fiscal second quarter ending September 30, 2020 and increased its outlook for the fiscal year 2021, ending March 31, 2021. For additional information, please see the fiscal first quarter 2021 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal First Quarter 2021 Financial Highlights

GAAP net revenue increased 54% to $831.3 million, a fiscal first quarter record, as compared to $540.5 million in last year’s fiscal first quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 52% and accounted for 58% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal first quarter 2021 were Grand Theft Auto® Online and Grand Theft Auto V; NBA® 2K20; Red Dead Redemption 2 and Red Dead Online; Borderlands® 3; Sid Meier’s Civilization VI; Social Point’s mobile offerings; the WWE® series; and The Outer Worlds.

Digitally-delivered GAAP net revenue increased 70% to $726.2 million, as compared to $427.8 million in last year’s fiscal first quarter, and accounted for 87% of total GAAP net revenue. The largest contributors to GAAP digitally-delivered net revenue in fiscal first quarter 2021 were Grand Theft Auto Online and Grand Theft Auto V; NBA 2K20; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Sid Meier’s Civilization VI; the WWE series; and Social Point’s mobile offerings.

GAAP net income increased 91% to $88.5 million, or $0.77 per diluted share, as compared to $46.3 million, or $0.41 per diluted share, for the comparable period last year.

During the three-month period ended June 30, 2020, GAAP net cash provided by operating activities increased 310% to $445.4 million, as compared to $108.5 million in the same period last year. During the three-month period ended June 30, 2020, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, increased 594% to $324.0 million, as compared to $46.6 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of June 30, 2020, the Company had cash and short-term investments of $2.285 billion.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended June 30, 2020
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization & impairment of acquired intangible assets
Net revenue	$831,310	164,939
Cost of goods sold	476,689	(1,223)	(29,033)	(3,282)
Gross Profit	354,621	166,162	29,033	3,282
Operating expenses	272,478		(24,378)	(1,672)
Income from operations	82,143	166,162	53,411	4,954
Interest and other, net	8,218	(761)
Income before income taxes	90,361	165,401	53,411	4,954

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 114.96 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal first quarter 2021, total Net Bookings grew 136% to $996.2 million, a fiscal first quarter record, as compared to $422.2 million during last year’s fiscal first quarter. Net Bookings from recurrent consumer spending grew 127% and accounted for 65% of total Net Bookings. The largest contributors to Net Bookings in fiscal first quarter 2021 were Grand Theft Auto Online and Grand Theft Auto V; NBA 2K20; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Social Point’s mobile offerings; Sid Meier’s Civilization VI; the WWE series; and The Outer Worlds.

Catalog accounted for $915.5 million of Net Bookings led by Grand Theft Auto, NBA 2K, Red Dead Redemption, Borderlands, Social Point’s mobile offerings, Sid Meier’s Civilization, and the WWE series.

Digitally-delivered Net Bookings grew 139% to $915.2 million, as compared to $382.5 million in last year’s fiscal first quarter, and accounted for 92% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal first quarter 2021 were Grand Theft Auto Online and Grand Theft Auto V; NBA 2K20; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Social Point’s mobile offerings; Sid Meier’s Civilization VI; and the WWE series.

Management Comments

“Fiscal 2021 is off to a terrific start with first quarter operating results that significantly exceeded our expectations, including fiscal first quarter records for GAAP net revenue and Net Bookings”, said Strauss Zelnick, Chairman and CEO of Take-Two. “Our extraordinary results were driven primarily by the outperformance of NBA 2K20, Grand Theft Auto V and Grand Theft Auto Online, Red Dead Redemption 2 and Red Dead Online, and Social Point’s mobile games.

“As a result of our better-than-expected first quarter operating results and increased forecast for the balance of the year, we are raising our fiscal 2021 outlook, which is poised to be another great year for Take-Two.

With the strongest development pipeline in the history of the Company and our ongoing investment in emerging markets, platforms and business models, Take-Two is exceedingly well positioned to capitalize on the many positive trends in our industry and to generate growth and margin expansion over the long-term.”

COVID-19 Response

At Take-Two, our number one priority is the health and safety of our employees and their families. All of our offices moved largely to work-from-home environments by mid-March and several are starting to open on a voluntary basis. The digital nature of our content means our creative talent can continue to work on game development from home. Although the shift to remote working adds complexity and challenges in some areas of the game development process, based on our work to date, we currently do not expect any additional delays.

With more people staying at home, we have experienced, and are continuing to experience, heightened levels of engagement and Net Bookings growth-to-date. The full extent of the impact of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Cautionary Note Regarding Forward Looking Statements” in this release and in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Business and Product Highlights

Since April 1, 2020:

Take-Two:

•	As previously announced, during the months of April and May 2020, our labels came together to donate 5% of Net Bookings (after platform fees) from in-game purchases from Grand Theft Auto Online and Red Dead Online from Rockstar Games, NBA 2K20 and NBA 2K19 from 2K Games, Dragon City from Social Point, as well as from full-game digital sales of The Outer Worlds from Private Division, to support an array of COVID-19 charities and local businesses in need. As a result of this effort, we proudly raised over $15 million and provided support to more than 180 organizations throughout the world, including Covenant House, Doctors Without Borders/Médecins Sans Frontières (MSF), Feeding America, International Medical Corps, Robin Hood, and Save the Children to name a few. Our efforts supported food banks, shelters and first responders; provided healthcare workers and hospitals with protective equipment; funded research for a COVID-19 vaccine; provided relief funds for small businesses in the regions where we operate; and endowed numerous industry-related organizations to deliver essential in-home STEM education and game design programs for students.

Rockstar Games:

•	Released new free content updates for Red Dead Online including:

o	The Naturalist, a massive new update to Red Dead Online featuring a new Frontier Pursuit that will introduce players to the secrets of naturalism as part of an all-new Role, plus a new Outlaw Pass, tons of community-requested features and fixes, and much more to play and discover in the months to come.
o	Six new maps and additional variations to Showdown Mode.

•	Released new free content updates for Grand Theft Auto Online including, Gerald's Last Play, featuring six new missions for solo and co-op play.

•	Announced that they will bring Grand Theft Auto V to the new generation of consoles, including PlayStation 5, in the second half of calendar 2021. The next generation versions of the game will feature a range of technical improvements, visual upgrades, and performance enhancements to take full advantage of the latest hardware. For the Grand Theft Auto Online community, the journey will continue on next generation with more new updates, including additional content exclusive to the new consoles and PC. There will also be a new standalone version of Grand Theft Auto Online coming in the second half of calendar 2021, which will be available for free exclusively for PlayStation 5 players during the first three months. Additionally, all PlayStation Plus members on PlayStation 4 will each get 1 million GTA dollars deposited into their in-game Maze Bank account each month they play Grand Theft Auto Online until the launch of the game on PlayStation 5.

2K:

•	Released Mafia II Definitive Edition and Mafia III Definitive Edition as part of the Mafia Trilogy, which combines all three previously released Mafia titles into a single package for PlayStation 4, Xbox One and PC. Mafia I Definitive Edition will become available September 25th, as the game is being completely remade, including new technology, new voice acting, new game mechanics, and more.
•	Launched BioShock: The Collection, XCOM 2 Collection, and Borderlands Legendary Collection on Nintendo Switch.
•	Released XCOM®: Chimera Squad digitally for PC via Steam. XCOM: Chimera Squad is an all-new standalone title in the award-winning, turn-based, XCOM tactical series.
•	Released the Sid Meier's Civilization VI – New Frontier Pass, which provides eight new civilizations, nine new leaders, and a variety of new gameplay modes and content for the strategy title from Firaxis Games. The new content will be delivered to consumers via six downloadable packs on a bimonthly basis from May 2020 to March 2021.
•	Launched, together with Gearbox Software, Borderlands Science, an interactive game within Borderlands 3 that invites players to map the human gut microbiome to advance vital medical studies while earning in-game rewards. This major initiative is the result of international partnerships with researchers and scientists at McGill University, Massively Multiplayer Online Science (MMOS), and The Microsetta Initiative at UC San Diego School of Medicine. Emmy-nominated Big Bang Theory star and scientist Dr. Mayim Bialik lent her voice to the project, helping guide players on their journey.
•	Unveiled the full roster of cover athletes for NBA 2K21, the next iteration of the top-rated and top-selling NBA video game simulation series. On the cover of the current-generation version of NBA 2K21 is five-time NBA All-Star and Portland Trail Blazers' standout Damian Lillard. Zion Williamson – New Orleans Pelicans forward, 2019 1st Overall Pick and consensus 2019 National College Player of the Year, lands the cover for the PlayStation 5 and Xbox Series X version. Finally, NBA legend Kobe Bryant’s lifetime achievement of basketball excellence is celebrated in the Mamba Forever Edition. NBA 2K21 will be available for $59.99 on current-generation platforms; the PlayStation 5 and Xbox Series X version of NBA 2K21 will be available for $69.99. NBA 2K21 Mamba Forever Edition will be available for $99.99 for both current and next-generation platforms. It includes dual-access when purchasing Mamba Forever Edition on either current or next-generation platforms and provides a copy of the standard edition game on the other generation at no additional cost, within the same console family.
•	Announced that WWE 2K Battlegrounds, the arcade-style brawler that will bring over-the-top WWE action to a new level of intensity, will release worldwide on September 18, 2020 for PlayStation 4, Xbox One, Windows PC via Steam, Nintendo Switch and Stadia. Featuring a roster of more than 70 WWE Superstars and Legends at launch, with additional Superstars to be released thereafter, WWE 2K Battlegrounds is now available for pre-order in digital formats and at participating retailers.
•	Announced PGA TOUR 2K21 from HB Studios is planned for launch on August 21, 2020 for PlayStation 4, Xbox One, Switch (digital), PC and Stadia. The game will feature PGA TOUR professional Justin Thomas as its cover athlete; officially licensed pro players, courses and gear; the most realistic course scanning to date; play-by-play commentary by Luke Elvy and Rich Beem; a new PGA TOUR Career Mode, online and local multiplayer; course and player customization; and online societies.
•	The NBA 2K League 2020 regular season began on May 5, 2020 with all 23 teams participating in remote gameplay from their local markets through the 12-week regular season, and three in-season tournaments – THE TIPOFF, THE TURN, and THE TICKET between August 13-15, 2020. The Playoffs will run between August 19-22, 2020, before the Finals on August 29, 2020. All matches air live on the NBA 2K League’s Twitch channel, in addition to select matches airing live on ESPN2, ESPN’s digital platforms and the NBA 2K League’s YouTube channel, and on delay on eGG Network in Southeast Asia. In addition, in June, as part of a multiyear agreement, livestreams of League games began airing on Dash Radio's Nothin’ But Net channel on the digital network that has more than 12 million subscribers

•	Announced a partnership with OneTeam Partners and the National Football League Players Association that will allow the label to include the names, numbers, images and likenesses for over 2,000 current NFL players in multiple, non-simulation football games that are currently in development and set to launch starting in calendar year 2021, during fiscal 2022.

Private Division:

•	Launched Disintegration, the debut title from V1 Interactive, the independent studio founded by Marcus Lehto, co-creator of Halo, digitally for PlayStation 4, Xbox One and PC. Disintegration is a sci-fi, first-person shooter that blends real-time tactical elements to create an entirely new experience.
•	Released The Outer Worlds, the award-winning title created by renowned RPG developer Obsidian Entertainment, for Nintendo Switch. The Outer Worlds is also available on PlayStation 4, Xbox One and PC. In addition, Private Division announced that on September 9, 2020 they will release Peril on Gorgon, the first narrative expansion for The Outer Worlds. Peril on Gorgon is the first of two narrative expansions that can be purchased individually or bundled at a discount in The Outer Worlds Expansion Pass.
•	Launched, in partnership with the European Space Agency, a new Kerbal Space Program update, entitled Shared Horizons for PC. The update will also be available later this year on consoles.
•	Announced three new publishing agreements with top independent developers Moon Studios, League of Geeks, and Roll7. In collaboration with these developers, Private Division will announce more details about each specific project in the future. These titles are in early development and do not have set release dates. The first of these titles is expected to launch in fiscal year 2022.
•	Announced that Kerbal Space Program 2 is planned for launch in Fall 2021 on PlayStation 4, Xbox One and PC. The team at Intercept Games is hard at work creating the best Kerbal Space Program experience possible.

Outlook for Fiscal 2021

Take-Two is providing its initial outlook for its fiscal second quarter ending September 30, 2020 and increasing its outlook for the fiscal year ending March 31, 2021:

Second Quarter Ending September 30, 2020

•	GAAP net revenue is expected to range from $750 to $800 million
•	GAAP net income is expected to range from $98 to $110 million
•	GAAP diluted net income per share is expected to range from $0.85 to $0.96
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 115.0 million (1)
•	Net Bookings (operational metric) are expected to range from $775 to $825 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2020
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$750 to $800	$25
Cost of goods sold	$355 to $381	$30	$(38)	$(2)
Operating Expenses	$285 to $295		$(23)	$(2)
Interest and other, net	($1)
Income before income taxes	$111 to $125	$(5)	$61	$4

Fiscal Year Ending March 31, 2021

•	GAAP net revenue is expected to range from $2.80 to $2.90 billion
•	GAAP net income is expected to range from $349 to $380 million
•	GAAP diluted net income per share is expected to range from $3.04 to $3.30
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 115.0 million (1)
•	Net cash provided by operating activities is expected to be over $475 million
•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $500 million (3)
•	Capital expenditures are expected to be approximately $75 million
•	Net Bookings (operational metric) are expected to range from $2.80 to $2.90 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2021
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$2,800 to $2,900
Cost of goods sold	$1,275 to $1,320	$4	$(61)	$(10)
Operating Expenses	$1,151 to $1,171		$(94)	$(7)
Interest and other, net	($13)	$1
Income before income taxes	$387 to $422	$(5)	$155	$17

1)	Includes 113.9 million basic shares and 1.1 million shares representing the potential dilution from unvested employee stock grants.

2)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

3)	Includes a $25 million net decrease in restricted cash for fiscal 2021.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continuing benefit from sheltering at home, which we have included in the fiscal second quarter 2021, but have not yet factored into the back half of the fiscal year; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on next-gen consoles, PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles have been released since April 1, 2020:

Label	Title	Platforms	Release Date
2K	XCOM: Chimera Squad	PC	April 24, 2020
2K	Mafia II Definitive Edition and Mafia III Definitive Edition	PS4, Xbox One, PC	May 19, 2020
2K	Sid Meier's Civilization VI - Frontier Pass (DLC)	PS4, Xbox One, Switch, PC	May 21, 2020
2K	BioShock: The Collection	Switch	May 29, 2020
2K	Borderlands Legendary Collection	Switch	May 29, 2020
2K	XCOM 2 Collection	Switch	May 29, 2020
Private Division	The Outer Worlds	Switch	June 5, 2020
Private Division	Disintegration	PS4, Xbox One, PC	June 16, 2020
2K	Borderlands 3: Bounty of Blood (DLC)	PS4, Xbox One, PC, Stadia	June 25, 2020
Private Division	Kerbal Space Program: Shared Horizons (free update)	PC	July 1, 2020
2K	Sid Meier's Civilization VI – New Frontier Pass: Ethiopia Pack (DLC)	PS4, Xbox One, Switch, PC	July 23, 2020
Rockstar Games	Red Dead Online: The Naturalist	PS4, Xbox One, PC. Stadia	July 28, 2020

Take-Two's lineup of future titles announced to-date includes:

Label	Title	Platforms	Release Date
2K	PGA TOUR 2K21	PS4, Xbox One, Switch, PC Stadia	August 21, 2020
2K	NBA 2K21	PS4, Xbox One, Switch, PC, Stadia	September 4, 2020
2K	WWE 2K Battlegrounds	PS4, Xbox One, Switch, PC, Stadia	September 18, 2020
2K	Mafia I Definitive Edition	PS4, Xbox One, PC	September 25, 2020
2K	NBA 2K21	PS5, Xbox Series X	Holiday 2020
Rockstar Games	Grand Theft Auto V	PS5, Xbox Series X	Fiscal 2022
Private Division	Kerbal Space Program 2	PS4, Xbox One, PC	Fall 2021

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended June 30, 2020.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our Grand Theft Auto products and our ability to develop other hit titles; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended June 30,
	2020	2019
Net revenue	$831,310	$540,459

Cost of goods sold:
Internal royalties	214,063	62,889
Software development costs and royalties	148,047	108,441
Product costs	58,560	47,635
Licenses	56,019	22,504
Total cost of goods sold	476,689	241,469

Gross profit	354,621	298,990

General and administrative	102,173	91,821
Selling and marketing	84,779	74,833
Research and development	73,108	68,963
Depreciation and amortization	12,418	11,257
Business reorganization	-	386
Total operating expenses	272,478	247,260
Income from operations	82,143	51,730
Interest and other, net	8,218	10,425
Loss on long-term investments	-	-
Income before income taxes	90,361	62,155
Provision for income taxes	1,856	15,875
Net income	$88,505	$46,280

Earnings per share:
Basic earnings per share	$0.78	$0.41
Diluted earnings per share	$0.77	$0.41

Weighted average shares outstanding:
Basic	113,862	112,621
Diluted	114,956	113,728

Computation of Basic EPS:
Net income	$88,505	$46,280

Weighted average shares outstanding - basic	113,862	112,621

Basic earnings per share	$0.78	$0.41

Computation of Diluted EPS:
Net income for diluted EPS calculation	$88,505	$46,280

Weighted average shares outstanding - basic	113,862	112,621
Add: dilutive effect of common stock equivalents	1,094	1,107
Weighted average common shares outstanding - diluted	114,956	113,728

Diluted earnings per share	$0.77	$0.41

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2020	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,404,124	$1,357,664
Short-term investments	880,825	644,003
Restricted cash and cash equivalents	467,622	546,604
Accounts receivable, net of allowances of $2,201 and $443 at June 30, 2020 and March 31, 2020, respectively	685,169	592,555
Inventory	19,486	19,108
Software development costs and licenses	31,714	40,316
Deferred cost of goods sold	14,281	19,598
Prepaid expenses and other	183,712	273,503
Total current assets	3,686,933	3,493,351

Fixed assets, net	128,904	131,888
Right-of-use assets	158,018	154,284
Software development costs and licenses, net of current portion	409,962	401,778
Goodwill	389,825	386,494
Other intangibles, net	46,746	51,260
Deferred tax assets	120,892	116,676
Long-term restricted cash and cash equivalents	289,526	89,124
Other assets	138,435	123,977
Total assets	$5,369,241	$4,948,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$56,410	$65,684
Accrued expenses and other current liabilities	1,136,628	1,169,884
Deferred revenue	928,100	777,784
Lease liabilities	27,602	25,187
Total current liabilities	2,148,740	2,038,539

Non-current deferred revenue	32,851	28,339
Non-current lease liabilities	153,506	152,059
Non-current software development royalties	300,970	104,417
Other long-term liabilities	82,146	86,234
Total liabilities	2,718,213	2,409,588

Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 136,689 and 135,927 shares issued and 114,268 and 113,506 outstanding at June 30, 2020 and March 31, 2020, respectively	1,367	1,359
Additional paid-in capital	2,151,774	2,134,748
Treasury stock, at cost; 22,421 common shares at June 30, 2020 and, March 31, 2020, respectively	(820,572)	(820,572)
Retained earnings	1,370,590	1,282,085
Accumulated other comprehensive loss	(52,131)	(58,376)
Total stockholders' equity	2,651,028	2,539,244
Total liabilities and stockholders' equity	$5,369,241	$4,948,832

 TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Three months ended June 30,
	2020	2019
Operating activities:
Net income	$88,505	$46,280
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	57,441	30,498
Depreciation	12,298	11,134
Amortization of intellectual property	4,986	5,560
Stock-based compensation	53,411	57,432
Other, net	(2,924)	1,321
Changes in assets and liabilities:
Accounts receivable	(91,846)	44,041
Inventory	(131)	4,029
Software development costs and licenses	(60,219)	(56,968)
Prepaid expenses and other current and other non-current assets	80,759	(131,121)
Deferred revenue	153,525	(15,871)
Deferred cost of goods sold	5,398	15,619
Accounts payable, accrued expenses and other liabilities	144,220	96,581
Net cash provided by operating activities	445,423	108,535

Investing activities:
Change in bank time deposits	(161,026)	133,303
Proceeds from available-for-sale securities	117,738	82,424
Purchases of available-for-sale securities	(188,372)	(28,248)
Purchases of fixed assets	(8,905)	(9,971)
Purchases of long-term investments	(6,900)	(2,000)
Business acquisitions	-	(8,715)
Net cash (used in) provided by investing activities	(247,465)	166,793

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(38,506)	(52,118)
Issuance of common stock	6,503	-
Net cash used in financing activities	(32,003)	(52,118)

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	1,925	(3,201)

Net change in cash, cash equivalents, and restricted cash and cash equivalents	167,880	220,009
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	1,993,392	1,391,986
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$2,161,272	$1,611,995

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$470,490	57%	$330,479	61%
International	360,820	43%	209,980	39%
Total net revenue	$831,310	100%	$540,459	100%

Net bookings by geographic region
United States	$587,112	59%	$259,235	61%
International	409,137	41%	163,005	39%
Total net bookings	$996,249	100%	$422,240	100%

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$726,226	87%	$427,781	79%
Physical retail and other	105,084	13%	112,678	21%
Total net revenue	$831,310	100%	$540,459	100%

Net bookings by distribution channel
Digital online	$915,189	92%	$382,478	91%
Physical retail and other	81,060	8%	39,762	9%
Total net bookings	$996,249	100%	$422,240	100%

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$611,685	74%	$434,814	80%
PC and other	219,625	26%	105,645	20%
Total net revenue	$831,310	100%	$540,459	100%

Net bookings by platform mix
Console	$722,798	73%	$312,631	74%
PC and other	273,451	27%	109,609	26%
Total net bookings	$996,249	100%	$422,240	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended June 30, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	General and administrative
As reported	$831,310	$214,063	$148,047	$58,560	$56,019	$102,173
Net effect from deferral and related cost of goods sold	164,939		4,050	(4,823)	(450)
Stock-based compensation			(29,033)			(13,200)
Amortization and impairment of acquired intangibles			(3,282)

Three Months Ended June 30, 2020	Selling and marketing	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$84,779	$73,108	$12,418	$-	$8,218
Net effect from deferral and related cost of goods sold					(761)
Stock-based compensation	(4,728)	(6,450)
Amortization and impairment of acquired intangibles		(1,552)	(120)
Loss on long-term investments

Three Months Ended June 30, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	General and administrative
As reported	$540,459	$62,889	$108,441	$47,635	$22,504	$74,833
Net effect from deferral and related cost of goods sold	(118,220)		(13,159)	(15,649)	(789)
Stock-based compensation			(30,798)			(13,567)
Amortization and impairment of acquired intangibles			(3,705)
Acquisition related expenses						(326)

Three Months Ended June 30, 2019	Selling and marketing	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$91,821	$68,963	$11,257	$386	$10,425
Net effect from deferral and related cost of goods sold					(494)
Stock-based compensation	(6,476)	(6,591)
Amortization and impairment of acquired intangibles		(1,560)	(123)
Impact of business reorganization				(386)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Three months ended June 30,
	2020	2019
Net cash from operating activities	$445,423	$108,535
Net change in Restricted cash (1)	(121,420)	(61,909)
Adjusted Unrestricted Operating Cash Flow	$324,003	$46,626

	FY 2021	FY 2020
Restricted cash beginning of period (4/1)	$635,728	$565,461
Restricted cash end of period (6/30)	757,148	627,370
(1) Net change in Restricted cash	$(121,420)	($61,909)